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                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                 AND SUBSIDIARIES

                                    EXHIBIT II

                     COMPUTATION OF EARNINGS PER COMMON SHARE
                     ----------------------------------------


                                            Six Months Ended          Three Months Ended
                                                April 30,                   April 30,
                                          1 9 9 8       1 9 9 7         1 9 9 8       1 9 9 7
                                          -------       -------         -------       -------
Basic earnings:
  Net income (loss)                    $ (193,411)   $   91,777      $ (160,365)    $  (60,265)

Shares:
  Weighted common shares outstanding    8,468,211     8,000,433       8,489,322      8,113,186
  Harriman options                             --            --              --             --
  Warrants to consultants                      --            --              --             --
  Employee stock options                       --            --              --             --
  Consultant stock options                     --            --              --             --
  B warrants                                   --            --              --             --
  Underwriter options                          --            --              --             --
                                       ----------    ----------      ----------     ----------

Total weighted shares outstanding       8,468,211     8,000,433       8,489,322      8,113,186
                                       ----------    ----------      ----------     ----------

Primary earnings per common share      $     (.02)   $      .01      $     (.02)    $     (.01)
                                       ==========    ==========      ==========     ==========

Diluted earnings:
  Net income (loss)                    $ (193,411)   $   91,177      $ (160,365)    $  (60,265)

Shares:
  Weighted common shares outstanding    8,468,211     8,000,433       8,489,322      8,113,186
  Harriman options                             --            --              --             --
  Warrants to consultants                      --        61,320              --             --
  Employee stock options                       --         4,774              --             --
  Consultant stock options                     --         6,091              --             --
  B warrants                                   --            --              --             --
  Underwriter options                          --            --              --             --
                                       ----------    ----------      ----------     ----------

Total weighted shares outstanding       8,468,211     8,072,618       8,489,322      8,113,186
                                       ----------    ----------      ----------     ----------

Diluted earnings per common share      $     (.02)   $      .01      $     (.02)    $     (.01)
                                       ==========    ==========      ==========     ==========


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